INDEPENDENT AUDITORS' CONSENT

Securities and Exchange Commission
Washington, DC

We consent to the use in this Registration Statement of Alton Ventures, Inc. on Form SB-2, Amendment #2, of our report dated July 30, 2004, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Cordovano & Honeck P.C.

Cordovano & Honeck P.C.
Denver, Colorado
November 8, 2004